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                                                                   EXHIBIT 10.10

                             NUANCE COMMUNICATIONS
                        VALUE-ADDED RESELLER AGREEMENT

     This Value-Added Reseller Agreement ("Agreement") is entered into as of this 12th day of March, 1998 (the "Effective Date") between Nuance Communications, a California corporation having a place of business at 1380 Willow Road, Menlo Park, CA 94025 ("Nuance"), and Periphonics Corporation, a Delaware corporation, having a place of business at 4000 Veterans Memorial Highway, Bohemia, NY 11716 ("VAR").

This Agreement consists of this page ("Signature Page"), the attached terms and conditions ("Terms and Conditions"), and the exhibits ("Exhibits") listed and initialed by each party below. The parties may enter into Exhibits from time to time, which Exhibits shall be so indicated on this Signature Page, shall be signed by each party, and shall be attached hereto. All such Exhibits shall be designated with sequential numerical suffixes, such as A-1, A-2 and A-3.

                                            DATE     NUANCE     VAR

EXHIBIT A-__    Software                    _____    _____      _____

EXHIBIT B-__    Full Use License            _____    _____      _____

EXHIBIT C-__    Limited Use License         _____    _____      _____

EXHIBIT D-__    Professional Services       _____    _____      _____

EXHIBIT E-__    Minimum Terms               _____    _____      _____

EXHIBIT F-__    Technical Support Services  _____    _____      _____

EXHIBIT G-__    Nuance Trademarks           _____    _____      _____

EXHIBIT H-__    Purchase Order Form         _____    _____      _____

EXHIBIT I__     Amendment                   _____    _____      _____

EXHIBIT J__     Customer Specific...        _____    _____      _____

EXHIBIT K__     Escrow                      _____    _____      _____

AGREED TO:

NUANCE COMMUNICATIONS                         [VAR] Periphonics Corporation

BY: /s/ Signature Illegible                   BY: /s/ Signature Illegible

TITLE: V.P. ??                                TITLE: Sr. V.P.-Product
                                              Development

DATE: March 24, 1998                          DATE: March 25, 1998

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                             NUANCE COMMUNICATIONS
                         VALUE-ADDED RESELLER AGREEMENT
                              TERMS AND CONDITIONS

1. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

"APPLICATION" shall mean the software designated as such in an EXHIBIT D ("PROFESSIONAL SERVICES").

"APPLICATION DOCUMENTATION" shall mean all information provided to VAR by Nuance which describes the form, features or operation of an Application and which is contained in a tangible medium, such as written format, tape, magnetic or other media. Application Documentation shall include any Updates of Application Documentation which Nuance may make available to VAR pursuant to this Agreement.

"APPLICATION SPECIFICATION" shall mean the technical and performance specifications for an Application which are contained in and distributed with the Application Documentation.

"APPLICATION WARRANTY" SHALL MEAN THE WARRANTY PROVIDED BY NUANCE FOR AN APPLICATION DEVELOPED IN ACCORDANCE WITH EXHIBIT D ("PROFESSIONAL SERVICES") AS FURTHER DEFINED IN EXHIBIT D ("PROFESSIONAL SERVICES").

"AUTHORIZED GRAMMAR SIZE" shall mean a Grammar of a size for which Nuance has granted to VAR an Limited Use License pursuant to an EXHIBIT C ("LIMITED USE LICENSE").

"AUTHORIZED PORTS" shall mean the number of Ports for which Nuance has granted to VAR an Limited Use License pursuant to an EXHIBIT C ("LIMITED USE LICENSE").

"AUTHORIZED SUBLICENCEES" shall have the meaning assigned to it in SUBSECTION
3.1 ("FULL USE LICENSE") if for a Full Use License or SUBSECTION 3.2 ("LIMITED USE LICENSE") if for an Limited Use License.

"BASIC TECHNICAL SUPPORT SERVICES" shall have the meaning assigned to it in
SECTION 13 ("TECHNICAL SUPPORT SERVICES").

"CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in SECTION 6.1 ("DESIGNATION").

"DESIGNATED EMPLOYEES" shall mean an agreed number of regular employees of VAR, who shall be identified beforehand and in writing to Nuance by VAR, and who shall communicate with Nuance concerning the provision of Technical Support Services as provided in SECTION 13 ("TECHNICAL SUPPORT SERVICES AND IN SERVICE DATA").

"DESIGNATED MARKET" shall mean certain types of End Users described as such in an EXHIBIT B ("FULL USE LICENSE") or an EXHIBIT C ("LIMITED USE LICENSE").

"DIALOG DESIGN SERVICES" shall have the meaning assigned to it in EXHIBIT D ("PROFESSIONAL SERVICES").

"DISCLOSING PARTY" shall have the meaning assigned to it in SECTION 6.1 ("DESIGNATION").

"DESIGNATED TERRITORY" shall mean worldwide unless another geographical territory is defined in an EXHIBIT B ("FULL USE LICENSE") or an EXHIBIT C ("LIMITED USE LICENSE").

"DOCUMENTATION" shall mean all information provided to VAR by Nuance which describes the form, features or operation of the Software and which is contained in a tangible medium, such as written format, tape, magnetic or other media. Documentation shall include any Updates of Documentation which Nuance may make available to VAR pursuant to this Agreement.

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"EFFECTIVE DATE" shall have the meaning assigned to it in the first paragraph of this Agreement.

"END USER" shall mean an entity which acquires an Integrated System, including the Software therein pursuant to an End User License Agreement, for its own use, and not for further distribution.

"END USER LICENSE AGREEMENT" shall mean a written license agreement, in a commercially reasonable form, containing at least the Minimum Terms, and pursuant to which VAR shall grant sublicenses of the Software which is incorporated into an Integrated System.

"ERROR" shall have the meaning assigned to it in SECTION 12.1 ("SOFTWARE WARRANTY").

"EXHIBITS" shall have the meaning assigned to it in the second paragraph of this Agreement.

"FEES" shall mean Software License Fees, Professional Services Fees, Technical Support Services Fees, some or all of the foregoing.

"FULL USE LICENSE" shall have the meaning assigned to it in SECTION 3.2 ("FULL USE LICENSE").

"GRAMMAR DESIGN AND DEVELOPMENT SERVICES" shall have the meaning assigned to it in EXHIBIT D (PROFESSIONAL SERVICES).

"IN SERVICE DATA" shall mean the audio input to the Software resulting from End User telephone calls to the Integrated System whether in a pilot, trial or production use of the Integrated System.

"INTEGRATED SYSTEM" shall mean the VAR product configuration described as such in an EXHIBIT A ("SOFTWARE").

"KEY" shall mean a numerical or alpha-numerical code which is necessary to gain access to certain Software on certain media as delivered by Nuance hereunder.

"LIMITED USE LICENSE" shall have the meaning assigned to it in SECTION 3.2 ("LIMITED USE LICENSE").

"MINIMUM TERMS" shall mean the End User License Agreement terms described in EXHIBIT E ("MINIMUM TERMS").

"OBJECT CODE" shall mean computer software programs, not readily perceivable by humans, and suitable for machine execution without the intervening steps of interpretation or compilation.

"PORT" shall mean one telecommunications connection which permits input for a single user into an Integrated System.

"PREMIUM TECHNICAL SUPPORT SERVICES" shall have the meaning assigned to it in
SECTION 13 ("TECHNICAL SUPPORT SERVICES AND IN SERVICE DATA").

"PROFESSIONAL SERVICES FEES" shall mean the Fees for performance of Professional Services payable by VAR to Nuance as described in an EXHIBIT D ("PROFESSIONAL SERVICES").

"PURCHASE ORDER" shall have the meaning assigned to it in SECTION 2 ("PURCHASE ORDERS").

"RECEIVING PARTY" shall have the meaning assigned to it in SECTION 6.1 ("DESIGNATION").

"RECOGNITION UNIT" shall mean the recognition power required to understand a continuous stream of digits in real time with a 1% digit error rate, as represented by a 100-utterance Nuance-supplied benchmark test set.

"RELEASE" shall mean a new, enhanced or revised iteration of Software, which may include corrections for Errors, and which is generally designated by Nuance with a change to one or more numbers to the right of the decimal point in the name of such Release, such as Release "1.x".

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"REPORT" shall have the meaning assigned to it in SECTION 10 ("REPORTS AND RIGHT
TO AUDIT").

"SALE", "SELL", "SELLING" or "SOLD" shall mean, with respect to the Integrated System, any sublicense of the Software as part of the Integrated System pursuant to the End User License Agreement, with or without consideration or other payment to VAR.

"SIGNATURE PAGE" shall have the meaning assigned to it in the second paragraph of this Agreement.

"SOFTWARE" shall mean the Nuance computer software programs described generally in an EXHIBIT A, ("SOFTWARE") including Updates, if any, and accompanying Documentation, and licensed by (a) the Test and Integration License described in
Section 3 of this Agreement; or, (b) execution of an EXHIBIT B ("FULL USE LICENSE") or EXHIBIT C ("LIMITED USE LICENSE") and as specifically described in an applicable Purchase Order.

"SOFTWARE LICENSE" shall mean an Limited Use License, a Full Use License, a Test and Integration License, any or all of the foregoing.

"SOFTWARE LICENSE FEES" shall mean those Fees for an Limited Use License and/or a Full Use License, payable by VAR to Nuance as described in an EXHIBIT B ("FULL USE LICENSE") or an EXHIBIT C ("LIMITED USE LICENSE").

"SOURCE CODE" shall mean computer software programs not in machine readable format and not suitable for machine execution without the intervening steps of interpretation or compilation.

"SPEECH CHANNEL" shall mean the computer software described as such in an EXHIBIT B ("FULL USE LICENSE") OR AN EXHIBIT C ("LIMITED USE LICENSE").

"SPECIFICATIONS" shall mean the technical and performance specifications for the Software which are contained in and distributed with the Documentation.

"SUBSIDIARY" shall mean any entity which is controlled by a party. A party shall be considered as in control of an entity if that party owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of such entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of such entity by any means.

"TECHNICAL SUPPORT SERVICES" shall mean Basic Technical Support Services, Premium Technical Support Services, either or both.

"TECHNICAL SUPPORT SERVICES FEE" shall mean the annual Fee for Technical Support Services payable by VAR to Nuance described as such in an EXHIBIT F ("TECHNICAL SUPPORT SERVICES"), and as may be increased or decreased by Nuance, upon notice and at Nuance's discretion, subject to Section 9.1.7, upon each anniversary of the date of this Agreement.

"TERM" shall have the meaning assigned to it IN SECTION 11 ("TERM AND TERMINATION").

"TERMS AND CONDITIONS" shall have the meaning assigned to it in the second paragraph of this Agreement.

"TEST AND INTEGRATION LICENSE" shall have the meaning described by Section 3.3.

"TOOLKIT" shall mean the Software known as "Nuance Developer's Toolkit."

"TRADEMARKS" shall mean the trademarks, trade names, and service marks of Nuance which are described in EXHIBIT G ("NUANCE TRADEMARKS"), and as may be modified or supplemented upon notice from Nuance.

"UPDATE" shall mean any modification of or addition to the Software or Documentation, including new Releases but not new Versions, for which Nuance does not charge an additional fee to licensees who are similarly situated to VAR.

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"VERSION" shall mean a new, enhanced or revised iteration of Software, which may include corrections for Errors, and which is generally designated by Nuance with a change to one or more numbers to the left of the decimal point in the name of such Version, such as Version "X.1".

"WARRANTY PERIOD" shall have the meaning assigned to it in SECTION 12 ("WARRANTY AND DISCLAIMER").

2.   PURCHASE ORDERS.

     2.1 ISSUANCE OF PURCHASE ORDERS. VAR may, from time to time during the Term, issue to Nuance purchase orders which describe the Software Licenses, Professional Services, Technical Support Services or other goods or services which VAR wishes to obtain from Nuance ("Purchase Orders"). Purchase Orders shall be in a form substantially similar to the Purchase Order attached hereto as EXHIBIT H ("PURCHASE ORDER"). Nuance agrees that VAR may, for purposes of administrative convenience, use VAR's standard form of purchase order which may contain pre-printed or other written terms and conditions. The parties understand and agree that such terms and conditions shall have no effect whatsoever. VAR agrees that other than as provided in SECTION 2.2 any Purchase Order form must include the following minimum information: the specific Nuance Software to be licensed, the number of licenses to be issued (number of copies of software), the name and address of the Authorized Sublicensee to whom the Software License will issue, the customer application for which the Software will be used (if applicable), the number of Ports to be installed (if applicable), the machine identifier for which the Software is licensed and the appropriate machine name (i.e., "OSCAR1").

     2.2 LIMITATION ON CUSTOMER OR APPLICATION DISCLOSURE. VAR agrees to disclose the information provided in SECTION 2.1 for any Purchase Order for a minimum of 90% of VARs Authorized Sublicensees (such percentage being measured over a 12-month period). VAR may elect to not disclosure the requested information in the case of the remaining Authorized Sublicensees of VARs for any reason whatsoever. Nuance and VAR agree to review the required level of Purchase Order customer/application disclosure at the end of the first twelve (12) months of this agreement.

     2.3 ACCEPTANCE OR REJECTION OF PURCHASE ORDERS. Nuance shall have five (5) days from the date of receipt of each Purchase Order to accept or reject such Purchase Order and notify VAR of the acceptance or rejection of such Purchase Order. Any failure of Nuance to accept or reject a Purchase Order within the foregoing five (5) day period shall be deemed acceptance thereof. In the event Nuance accepts a Purchase Order, Nuance shall create and deliver to VAR the appropriate Key(s) within five (5) business days unless otherwise agreed through acceptance of the Purchase Order. The parties agree that neither party shall have any obligation with respect to a rejected Purchase Order.

3.   GRANT OF LICENSES.

     3.1 Full Use License. In the event that VAR has entered into an EXHIBIT B ("FULL USE LICENSE") and applicable Purchase Order, Nuance hereby grants to VAR a license ("Full Use License") as follows, and subject to the provisions of such Exhibit, Purchase Order and this Agreement:

          3.1.1 GRANT OF LICENSE. In consideration of all obligations of VAR hereunder, including without limitation the payment by VAR of Software License Fees, Nuance hereby grants to VAR a non-exclusive, non-transferable license (including the right to grant sublicenses to Authorized Sublicensees solely as described in this SECTION ("FULL USE LICENSE")) to make copies of the Software solely to integrate such copies into the Integrated System. The foregoing license includes the right, subject all provisions of this Agreement including VAR's obligation to pay Software License Fees, to grant sublicenses to such
Software: (W) solely as incorporated into

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the Integrated System; (Y) solely to End Users, Subsidiaries and distributors or value added resellers of Integrated Systems (collectively "Authorized Sublicensees"), and (Z): (I) if to End Users, solely pursuant to the End User License Agreement, and (II) if to other Authorized Sublicensees, solely pursuant to an agreement between VAR and the Authorized Sublicensee with license terms substantially similar to those in this Agreement. VAR agrees to make such Software accessible solely as part of the Integrated System, and in no event on a "stand-alone" or independent basis

          3.1.2 COPIES. VAR may make a reasonable number of copies of the Software for VAR's internal back-up and archival purposes only, provided that all such copies shall bear the original and unmodified copyright, patent and other intellectual property markings as when originally delivered by Nuance.

     3.2 LIMITED USE LICENSE. In the event that VAR has entered into an EXHIBIT C ("LIMITED USE LICENSE") and applicable Purchase Order, Nuance hereby grants to VAR a license ("Limited Use License") as follows, and subject to the provisions of such Exhibit, Purchase Order and this Agreement:

          3.2.1 GRANT OF LICENSE. In consideration of all obligations of VAR hereunder, including without limitation the payment by VAR of Software License Fees, Nuance hereby grants to VAR a non-exclusive, non-transferable limited license (including the right to grant sublicenses to Authorized Sublicensees solely as described in this SUBSECTION 3.2 ("LIMITED USE LICENSE")) to make copies of the Software: (A) solely for the Authorized Ports; (B) solely for the Authorized Grammar Size; and (C) solely to integrate such copies into the Integrated System. The foregoing license includes the right, subject all provisions of this Agreement including VAR's obligation to pay Software License Fees, to grant sublicenses of such Software: (W) solely as incorporated into the Integrated System; (X) solely to End Users, Subsidiaries and distributors or value added resellers of Integrated Systems (collectively "Authorized Sublicensees") within the Designated Market and for their use within the Designated Territory; and (Z): (I) if to End Users, solely pursuant to the End User License Agreement, and (II) if to other Authorized Sublicensees, solely pursuant to an agreement between VAR and the Authorized Sublicensee with license terms substantially similar to those in this Agreement. VAR agrees to make such Software accessible solely as part of the Integrated System, and in no event on a "stand-alone" or independent basis.

          3.2.2 COPIES. VAR may make a reasonable number of copies of the Software for VAR's internal back-up and archival purposes only, provided that all such copies shall bear the original and unmodified copyright, patent and other intellectual property markings as when originally delivered by Nuance.

     3.3 TEST AND INTEGRATION LICENSE. VAR is hereby granted a no-charge, royalty-free, non-exclusive, non-transferable license to use the Software for the purpose of internal testing, analysis, and technical integration with equipment manufactured by VAR, and/or sales demonstration of the Software, including the right to make a minimum number of copies of Software for the sole purpose of facilitating such internal activities by VAR ("Test and Integration License").

     3.4  ADDITIONAL RESTRICTIONS.

          3.4.1 NO IMPLIED LICENSES. The Software, including all copies thereof, are and shall remain at all times the exclusive property of Nuance. VAR acquires no rights or licenses therein except those expressly granted herein.

          3.4.2 NO TRANSFER. Except as expressly provided in this SECTION 3 ("GRANT OF LICENSES"), VAR may not market, distribute or

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transfer copies of the Software to others or electronically transfer the
Software from one computer to another over a network; except that, VAR may transfer copies of the Software to a similarly configured back-up system: for the contingency of primary system failure (redundancy) and routine installation, warranty and maintenance services. VAR may also transfer licensed copies of the Software in conjunction with Integrated Systems that are configured in a network environment.

          3.4.3 NO REVERSE ENGINEERING. VAR hereby acknowledges that the Software contains valuable trade secret and confidential information of Nuance. VAR agrees not to reverse compile, reverse engineer, reverse assemble, or otherwise attempt, directly or indirectly, to obtain or create Source Code for the Software.

     3.5 KEYS AND ACCESS. Nuance agrees to provide to VAR those Keys which are reasonably necessary to permit VAR to gain access to Software contained on media shipped to VAR and which Software has been properly licensed to VAR pursuant to a Test and Integration License or an Exhibit and applicable Purchase Order. All such Keys shall be considered the Confidential Information of Nuance for purposes of SECTION 6 ("CONFIDENTIAL INFORMATION"). Notwithstanding anything to the contrary in this Agreement, VAR hereby acknowledges that VAR shall have no right or license to any Software shipped to VAR on media as provided above which Software is not properly licensed pursuant to the Test and Integration License or an Exhibit and applicable Purchase Order, that any such Software is included therein solely as a matter of administrative convenience, and VAR further agrees not to attempt to gain access to, or permit any third party to attempt to gain access to, such Software.

Nuance agrees to work jointly and in good faith with VAR to define a process that will enable VAR to "self-provision" needed software keys. Such process will include tracking and audit procedures that are required by Nuance to protect its intellectual property and to account for license fees payable. Nuance and VAR agree to make best efforts to define and agree to such a process within 30 days of the signing of this Agreement and to implement the process as quickly as practicable thereafter.

     3.6  TRADEMARK LICENSE.

          3.6.1 GRANT OF LICENSE. Nuance hereby grants to VAR, with the right to sublicense to Authorized Sublicensees other than End Users, a nonexclusive, nontransferable limited license to use the Trademarks on copies of the Integrated System and in advertising and printed materials therefor, provided that the notices of trademark status as described in EXHIBIT G are displayed adjacent to and with the first or most prominent use of the Trademarks in each piece of advertising or printed materials in which such Trademarks appear and includes the respective legends adjacent to or as a footnote to the Trademarks as described in EXHIBIT G. EXHIBIT G may be amended from time to time to reflect the current trademark status of existing marks and to add new trademarks. VAR agrees to diligently comply with updated trademark requirements as reflected in amendments to EXHIBIT G.

          3.6.2 ("USE OF TRADEMARKS; RESTRICTIONS"). VAR agrees not to use any other trademark or service mark in close proximity to the Trademarks or combine such marks so as to effectively create a unitary composite mark without the prior, written permission of Nuance. VAR agrees to comply with all the foregoing terms in its catalogs, advertising, packaging and promotional materials relating to or including the Integrated System and ensure compliance with these terms by its Authorized Sublicensees (other than End Users).

          3.6.3 OWNERSHIP AND QUALITY. VAR acknowledges the ownership of the Trademarks in Nuance, agrees that it will do nothing inconsistent with such ownership, agrees to use reasonable efforts to preserve

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Nuance's rights in the Trademarks, and agrees that all uses of the Trademarks by
VAR and Authorized Sublicensees (other than End Users) shall inure to the sole benefit of Nuance. VAR agrees to cooperate with Nuance and ensure cooperation by Authorized Sublicensees (other than End Users) in facilitating Nuance's monitoring and control of the nature and quality of such Integrated System, and to supply Nuance with specimens of use of the Trademarks upon request. VAR shall comply, and ensure compliance by Authorized Sublicensees (other than End Users), with all applicable laws, rules, regulations, and customs with respect to the Trademarks, and shall notify Nuance immediately and in writing of any unauthorized use of the Trademarks by any third party. Nuance shall have the sole right to bring any legal proceeding with respect to any such unauthorized use.

4. PROFESSIONAL SERVICES. In the event that VAR has entered into an EXHIBIT D ("PROFESSIONAL SERVICES") as indicated on the Signature Page, Nuance agrees to use its commercially reasonable efforts to develop and deliver to VAR the Professional Services described therein according to the milestone schedule also described therein. The content of Exhibit D shall, in all events, include the following mutually agreed terms: specifications of any deliverable item or work product, delivery schedule, acceptance criteria, documentation specifications and warranty period.

     4.1 OWNERSHIP. In the event that an Application is developed by Nuance under the terms of an EXHIBIT D ("PROFESSIONAL SERVICES"), ownership and license rights will be as defined in the subject exhibit, except that, if such Application is designated a "work for hire", VAR shall have ownership of such Application.

5.   DELIVERY AND ACCEPTANCE.

     5.1 Nuance shall deliver all of the Software ordered by VAR on or before the date shown on the applicable Order Form. Delivery shall be FOB VAR's offices, freight prepaid by Nuance, unless otherwise indicated in the Order Form. Partial deliveries are not authorized.

     5.2 Unless modified by an Exhibit J, Software licensed pursuant to a Full Use License or Limited Use License and executed Purchase Order shall have a test period of ten (10) days duration, provided, however, that should an acceptance test failure occur during such ten (10) day period, all subsequent re-testing shall occur pursuant to an additional ten (10) day period.

     5.3 In no event shall any Update delivered by Nuance cause any Software or Documentation previously accepted by VAR to perform less favorably in any material respect than as described in the Specifications in effect at the time of such acceptance.

     5.4 Nuance shall use commercially reasonable efforts to (a) minimize the frequency of new Releases, Updates and Versions by optimal engineering development, process, controls, and quality assurance procedures; (b) anticipate and accommodate, to the greatest degree possible, a typical lead-time for internal testing and evaluation by VAR of 60 days for new Releases, Updates or Versions.

     5.5 VAR shall have the right to order Software, Releases or Versions which were previously ordered by VAR during the preceding 15 month period or the prior three releases, whichever is later. Such Software, Releases or Versions, and their respective Documentation and Updates, shall be identical in form, function and all other respects, and be fully and effectively supported by Nuance during the Warranty Period set forth in Section 12.1 and any period of Technical Support Services described in Exhibit F.

     5.6 CUSTOMER SPECIFIC ACCEPTANCE REQUIREMENTS. Any customer specific acceptance requirements that have been negotiated and agreed upon by the parties in good faith shall be made solely pursuant to an

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Exhibit J ("Customer Specific Acceptance Requirements").

6.   CONFIDENTIAL INFORMATION.

     6.1 DESIGNATION. Each party (the "Disclosing Party") may from time to time during the Term of this Agreement disclose to the other party (the "Receiving Party") certain non-public information regarding the Disclosing Party's business, including technical, marketing, financial, personnel, planning, and other information ("Confidential Information"). The Disclosing Party shall mark all such Confidential Information in tangible form with the legend `confidential', `proprietary', or with similar legend. With respect to Confidential Information disclosed orally, the Disclosing Party shall describe such Confidential Information as such at the time of disclosure, and shall confirm such Confidential Information as such in writing within thirty (30) days after the date of oral disclosure. Regardless of whether so marked, however the Software itself (in Source Code and Object Code formats), shall be deemed to be the Confidential Information of Nuance.

     6.2 PROTECTION OF CONFIDENTIAL INFORMATION. Except as expressly permitted by this Agreement, the Receiving Party shall not disclose the Confidential Information of the Disclosing Party and shall use at least the same degree of care which the Receiving Party ordinarily uses with respect to its own proprietary information, but in no event with less than reasonable care. The Receiving Party shall not use the Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and shall limit the disclosure of the Confidential Information of the Disclosing Party to the employees or agents of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement, and who are, with respect to the Confidential Information of the Disclosing Party, bound in writing by confidentiality terms no less restrictive than those contained herein. The Receiving Party shall provide copies of such written agreements to the Disclosing Party upon request; provided, however, that such agreement copies shall themselves be deemed Confidential Information. 6.3 EXCEPTIONS. Notwithstanding anything herein to the contrary, Confidential Information shall not be deemed to include any information which: (A) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party as reflected in the written records of the Receiving Party; (B) was or has been disclosed by the Disclosing Party to a third party without obligation of confidence; (C) was or becomes lawfully known to the general public without breach of this Agreement; (D) is independently developed by the Receiving Party without access to, or use of, the Confidential Information; (E) is approved in writing by the Disclosing Party for disclosure by the Receiving Party; (F) is required to be disclosed in order for the Receiving Party to enforce its rights under this Agreement; or (G) is required to be disclosed by law or by the order or a court or similar judicial or administrative body; provided, however, that the Receiving Party shall notify the Disclosing Party of such requirement immediately and in writing, and shall cooperate reasonably with the Disclosing Party, at the Disclosing Party's expense, in the obtaining of a protective or similar order with respect thereto.

     6.4 RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party shall return to the Disclosing Party, destroy or erase all Confidential Information of the Disclosing Party in tangible form: (A) upon the written request of the Disclosing Party (except for Software contained in such Confidential Information); or (B) upon the expiration or termination of this Agreement, whichever comes first, and in both cases, the Receiving Party shall certify promptly and in writing that it has done so. Except for the rights expressly described herein, VAR is not granted any rights to any Nuance patents, copyrights, trade secrets, trade names, trademarks (whether or not registered), or any other rights, franchises or licenses.

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7.   PROPRIETARY NOTICES.

     7.1 REQUIRED NOTICES. VAR agrees that as a condition of its rights hereunder, each copy of the Software shall contain the same proprietary notices which appear on or in Software as provided by Nuance to VAR and as otherwise reasonably required by Nuance.

     7.2 UNAUTHORIZED DISTRIBUTION OR COPYING. VAR agrees that: (A) distributing, copying, duplicating or otherwise reproducing all or any part of the Software (except as expressly permitted by this Agreement); or (B) distributing copies of all or any portion of the Software other than in conjunction with the Integrated System and in strict accordance with this Agreement, will be considered a material breach of this Agreement. Regardless of any cure period under any other section of this Agreement, Nuance shall have the immediate right to seek injunctive relief for breach under this Section. In any event, and regardless of any other cure period under this agreement, the cure period for breach under this SECTION 7.2 shall be a maximum of ten (10) days.

8.   MARKETING.

     8.1 MARKETING OF INTEGRATED SYSTEM. VAR agrees to use its commercial best efforts to Sell the Integrated System to End Users pursuant to the End User License. VAR agrees to actively and diligently develop, promote, market, solicit orders for, maintain and support Integrated Systems in a manner which reflects favorably on the Nuance Products and the good will and reputation of the parties.

     8.2 COMPETITIVE PRODUCTS. Subject to all terms of this Agreement, including without limitation the provisions of SECTION 6 ("CONFIDENTIAL INFORMATION"), and the intellectual property rights of each party, nothing in this Agreement shall prevent either party from developing or having developed any goods or services, regardless of their similarity to the goods and services of the other party, or shall prevent either party from entering into any agreement with any third party.

     8.3 COOPERATIVE SALES EFFORTS. Nuance and VAR agree to cooperative sales activities as follows:

          8.3.1 Nuance and VAR mutually agree that when joint commitments are made in writing to pursue a specific business opportunity, neither will make a joint proposal for that business opportunity with any third party except by prior mutual written agreement between VAR and Nuance.

          8.3.2 Nuance may choose to call directly on any prospect as may VAR. Nuance will determine whether any resulting opportunities represent a joint opportunity with VAR and if so will seek to involve VAR. However, if Nuance has reseller relationships with more than one bidder in a competitive procurement, Nuance will provide equivalent reseller support to all resellers regardless of which is the installed supplier.

          8.3.3 Nuance agrees that it will not undermine VAR's sales efforts by offering End Users greater discounts for direct sales by Nuance. If a non-standard discount is required to close a major VAR initiated sales opportunity, Nuance and VAR agree to jointly review the sales situation to determine if additional discount is appropriate.

          8.3.4 If Nuance's direct sales activity identifies a prospect's preference for a supplier of voice processing solutions other than VAR based upon installed base, prior relationships, etc., Nuance will be free to work with the prospect's preferred supplier.

     8.4 COOPERATIVE MARKETING EFFORTS. Nuance and VAR agree to cooperative marketing activity as follows:

          8.4.1 Nuance and VAR agree to meet quarterly (in person or by conference call) to review market, sales and product requirements and to agree to needed actions to achieve the objectives of this Agreement.

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      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
      RESPECT TO THE OMITTED PORTIONS.

          8.4.2 VAR agrees to provide Nuance a quarterly forecast of anticipated sales and expected revenue. Nuance agrees to provide appropriate support to VAR's sales efforts (i.e. provide marketing/sales documentation, accompany VAR on specific customer calls as agreed appropriate, etc.).

          8.4.3 Nuance and VAR agree to monthly telephone conference calls between designated sales management to review the status of sales vs. forecast and to determine if Nuance support can help VAR and Nuance achieve additional revenue.

          8.4.4 When VAR is the prime contractor to an End User for a specific project, Nuance will respond to End User requests for information, data or documentation that are specific to such project solely through VAR, unless otherwise agreed in writing. VAR agrees to make reasonable efforts to include Nuance's project manager in project status reviews and meetings which directly relate to Nuance Software or Professional Services to assure Nuance's understanding of End User requirements to permit Nuance to develop an appropriate response in cooperation with VAR for communication to End User by or through VAR.

          8.4.5 VAR shall not describe the Software in a way that implies or states that it is owned or has been developed by VAR. When referring specifically to the Software or its underlying technology, VAR will use the Nuance name or trademarks. VAR may describe a marketing concept such as Large Vocabulary Recognition (LVR) that includes the Software and software from other companies without specific reference to Nuance's name or trademarks.

9.   INVOICES AND PAYMENTS.

     9.1 INVOICES. Nuance shall issue payment invoices from time to time for Fees and any other amounts due hereunder. VAR shall make payment to Nuance of all such payment invoices in the lawful money of the United States of America.

          9.1.1 PAYMENT FOR SOFTWARE. Payment for Software will be due within 30 days after the end of the calendar month in which the Software was accepted under Section 5.2, except as provided under PRE-PAYMENTS AND SPECIAL DISCOUNTS (SECTION 9.1.4). Should payments due be less than [***] for any month, such amount due will be payable either 30 days after the month in which Periphonics' total payments outstanding exceed [***], or the end of the Periphonics' fiscal quarter in which such amount first became due, whichever condition occurs first.

          9.1.2 PAYMENT FOR TECHNICAL SUPPORT SERVICES. Subject to the terms specified in EXHIBIT F, SCHEDULE 1 ("TECHNICAL SUPPORT SERVICES FEE SCHEDULE"), payment for Technical Support Services shall be made quarterly in advance and due on the tenth business day of each of the VAR's fiscal quarters. For new customers that enter into Technical Support Service agreements within the VAR's fiscal quarter, pro-rata payments for the that current quarter and advance payment for the succeeding quarter shall both be due at the beginning of the VAR's succeeding fiscal quarter.

          9.1.3 PAYMENT FOR PROFESSIONAL SERVICES OR MISCELLANEOUS FEES AND SERVICES. Payment for Professional Services shall be made as agreed within an EXHIBIT D ("PROFESSIONAL SERVICES"). Payment for miscellaneous fees or services will be due thirty (30) days following the issuance of an invoice from Nuance to VAR in conformance with the terms of an Exhibit D.

          9.1.4 PRE-PAYMENTS AND SPECIAL DISCOUNTS Nuance and VAR agree to a special discount from Nuance's standard list price based upon VAR's commitment to make quarterly pre-payments for licenses of Software.

     In each of the initial two calendar quarters of this Agreement (January through March, 1998, and April through June, 1998),

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      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
      RESPECT TO THE OMITTED PORTIONS.

VAR will pay Nuance $[***] for licenses to Software at a discount of [***]% off Nuance's standard list price. Payments are due on March 10, 1998, and June 10, 1998. These payments are non-refundable. Software paid for by VAR will be immediately delivered by Nuance and will be eligible for sublicense by VAR for as long a period as may be required for their sale and shipment to customers.

     After the initial two calendar quarters VAR may elect to continue such quarterly pre-payments of $[***], or stop such pre-payments. If VAR stops such prepayments no further Software will be shipped to VAR until VAR elects one of two alternatives in writing:

     a) Restart quarterly pre-payments which reinstates the special [***]% discount off Nuance's standard list price, or

     b) Order Software on an as needed basis subject to Nuance standard list price and discount terms specified in the following SECTION 9.1.5. STANDARD DISCOUNT TERMS.

          9.1.5 STANDARD DISCOUNT TERMS VAR will be eligible for the following discounts off Nuance's standard End User List Price, as described in EXHIBIT A ("SOFTWARE"), for Software and EXHIBIT F ("TECHNICAL SUPPORT SERVICES") for Technical Support Services, excepting the Stocks & Mutual Funds Grammar Update Services and Professional Services. The increased levels of discount indicated are attained based on the non-discounted End User List Price described in Exhibit A for sales of Software in each twelve month period. The discount is calculated quarterly. Such List Price sales attained in the immediately preceding twelve month period will be used to determine the discount applicable in the then current quarter.

List Price Revenue                  Earned Discount
------------------                  ---------------
Less than $[***]                     [***]%
$500.000 to $[***]                   [***]%
$1.000.000 to $[***]                 [***]%
Greater than $[***]                  [***]%

          9.1.6 OTHER DISCOUNTS VAR will receive a 30% discount for customer training courses provided by Nuance, and for customer contracts for the Stocks and Mutual Funds Grammar Update Service. Nuance will conduct training courses for VAR's customers subject to instructor availability. Such courses must include 12 or more paid enrollments, and if offered at other than Nuance's training facility. VAR agrees to pay reasonable travel and living expenses for the instructor(s).

          9.1.7 [***] Notwithstanding any provision in this Agreement to the contrary, in no event shall the Fee billable to VAR under this Agreement be increased by more than [***] during any 12 month period for previously released Software. Releases or Versions, including End User List Prices for previously released Software. Releases or Versions, and related Services Fees. This provision shall not apply to new Software. Releases or Versions, for which Nuance shall have sole discretion on pricing.

     9.2 EFFECT OF LATE PAYMENT. All late payments of payment invoices by VAR, not subject to good faith dispute, shall bear interest at a rate of one and one-half percent (1.5%) per month or partial month during which any sums under such payment invoices were owed and unpaid, or the highest rate allowed by law, whichever is lower.

     9.3 EFFECT OF NON-PAYMENT. Any failure of VAR to make payment of any payment invoice in the manner described in this SECTION 9 ("INVOICES AND PAYMENTS") may, at Nuance's discretion, be considered a material breach of this Agreement by VAR for purposes

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      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
      RESPECT TO THE OMITTED PORTIONS.

of initiating the procedures set forth in paragraph 11.2 of SECTION 11 ("TERM AND TERMINATION").

10.  REPORTS AND RIGHT TO AUDIT.

     10.1 REPORTS. Upon Nuance's enabling VAR to self-provision software keys as described in SECTION 3.5, VAR shall prepare and deliver to Nuance within ten
(10) business days of the last day of each calendar month during the Term a written report ("Report") which shall include the following information for each Software License issued to an Authorized Sublicensee: the name of the Authorized Sublicensee to whom the Software License was issued, the customer application for which the Software will be used, the number of Ports to be installed, the machine identifier for which the Software is licensed and appropriate machine identification information to enable Nuance to track Software Licenses and End User eligibility for Technical Support Services. Nuance may provide, from time to time, a form of Report which VAR agrees to follow with respect to carrying out the foregoing obligations.

VAR shall also report the name and location of any Integrated System licensed pursuant to a Test and Integration License.

     10.2 RIGHT TO AUDIT. VAR shall maintain written records describing the use and location of all copies of the Software, including without limitation any such copies in the possession or control of VAR.

     VAR shall also maintain a complete, clear, and accurate record of: (A) the location of each copy of the Software while in VAR's possession; (B) the number, type, Authorized Sublicensee identity and location for Software Sold or sublicense in an Integrated System or used internally by VAR during each calendar month; and (C) any other information which may be reasonably required by Nuance to determine whether VAR is complying with the terms of this Agreement. To ensure compliance with the terms of this Agreement, Nuance shall have the right, at its own expense and exercisable by outside auditors mutually agreed upon by the parties, to audit and to obtain copies of all such written records provided such audit does not interfere unreasonably with VAR's day to day business operations and that such auditors sign VAR's non-disclosure agreement. Such non-disclosure agreement shall be commercially reasonable and will not prohibit the auditors from disclosing their findings to Nuance. Nuance may exercise such right to audit upon reasonable advance notice to VAR, and no more frequently than one (1) time each calendar year. If any such audit should disclose any underpayment of Fees, VAR shall promptly pay Nuance such underpaid amount, together with interest thereon at a rate of one and one-half percent (1.5%) per month or partial month during which each such amount was owed and unpaid, or the highest rate allowed by law, whichever is lower. If the amount of such underpayment exceeds [***] percent ([***]%) of amounts otherwise payable, then VAR shall immediately reimburse Nuance for Nuance's reasonable and customary audit expenses up to a maximum of $[***].

11.  TERM AND TERMINATION.

     11.1 TERM. This Agreement shall remain in effect for an initial period of three (3) years. At the expiration of the initial 3-year period, this Agreement shall automatically renew for subsequent one year periods unless either party provides written notice of an intention not to renew for a given period. Any given period is subject to earlier termination by either party as hereinafter provided. Any End User License already entered into by VAR as of the date of the expiration or termination of this Agreement shall remain in effect provided that all associated End Users have at all times remained in strict compliance with the terms of the End User License. Nuance shall continue to provide Level 3 Technical Support Services to VAR for applicable End User Support so long as VAR continues payment to Nuance of all applicable Technical Support Fees, but in no event shall VAR enter into any new Technical Support Services agreements with End Users

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subsequent to the expiration or termination of this Agreement.

     11.2 TERMINATION FOR MATERIAL BREACH. Either party may terminate this Agreement immediately upon written notice for the material breach of the other party, which material breach has remained uncured for period of thirty (30) days from the date of delivery of written notice thereof to the breaching party. The parties expressly understand and agree that any uncured failure of VAR to undertake the efforts described by SECTION 8.1 may be deemed a material breach of this Agreement.

     11.3 EFFECT. In the event of any termination of this Agreement as provided in SECTION 11.2 ("TERMINATION FOR MATERIAL BREACH"), and except as further described below, all licenses granted by Nuance hereunder shall immediately terminate, and VAR shall immediately return to Nuance all material belonging to Nuance or its licensors, including without limitation all copies of the Software and Nuance Confidential Information, and shall promptly certify to Nuance in writing that VAR has done so. Any End User License already entered into by VAR as of the date of the foregoing material breach by VAR shall remain in effect provided that all associated End Users have at all times remained in strict compliance with the terms of the End User License. Nuance shall continue to provide Level 3 Technical Support Services to VAR for applicable End User support so long as VAR continues payment to Nuance of all applicable Technical Support Services Fees, but in no event shall VAR enter into any new Technical Support Services agreements with End Users subsequent to such breach. Solely in the event of a termination of this Agreement for Nuance's material breach, and in addition to any other available remedies, VAR shall, for a period not to exceed ninety (90) days have the right to Sell, pursuant to the terms of this Agreement, any remaining Integrated Systems which were in VAR's inventory on the date of the foregoing material breach.

12.  WARRANTY AND DISCLAIMER.

     12.1 SOFTWARE WARRANTY. Nuance warrants that for a period of ninety (90) days from acceptance of Software pursuant to SECTION 5 ("DELIVERY AND ACCEPTANCE") (hereinafter the "Warranty Period"), the Software shall meet all of Nuance's material Specifications for the Software at the time of acceptance for use on an Integrated System. Each instance in which the Software fails to meet such material Specifications shall be considered an "Error." If VAR reports to Nuance any Errors in such Software during the applicable Warranty Period, and provides such detail as Nuance may reasonably require to permit Nuance to reproduce such Errors, then Nuance, at its expense, shall modify or replace the Software, or provide Updates to correct such Errors.

     12.2 RIGHT TO LICENSE. Nuance warrants that it has the right to grant the licenses hereunder and that the grant of any such license will not infringe any known third party proprietary right.

     12.3 DISCLAIMER. THE WARRANTY SET FORTH SUBSECTION 12.1 ("SOFTWARE WARRANTY") STATES NUANCE'S SOLE AND EXCLUSIVE WARRANTY TO VAR AND ANY THIRD PARTY CONCERNING THE "SOFTWARE" AND THE EXCLUSIVE REMEDY FOR BREACH OF WARRANTY. EXCEPT AS EXPRESSLY SET FORTH IN SUBSECTION 12.1 ("SOFTWARE WARRANTY"), THE "SOFTWARE" IS PROVIDED STRICTLY "AS IS," AND NUANCE MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, AS TO THE "SOFTWARE" OR ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT (EXCEPT IN ACCORDANCE WITH SECTION 12.2 ARE

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

EXPRESSLY EXCLUDED. THIS IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY NUANCE. VAR SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO ENSURE THAT NEITHER VAR NOR ANY OF ITS AGENTS OR EMPLOYEES SHALL MAKE OR PASS ON, ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION ON BEHALF OF NUANCE OR ITS LICENSORS TO ANY END USER OR THIRD PARTY.

13.  TECHNICAL SUPPORT SERVICES AND IN SERVICE DATA.

     13.1 PROVISION OF TECHNICAL SUPPORT SERVICES. In the event that VAR has elected to receive Technical Support Services as indicated on an EXHIBIT F ("TECHNICAL SUPPORT SERVICES"), and has paid all associated Technical Support Services Fees as invoiced by Nuance, VAR shall be entitled to receive Technical Support Services as hereinafter described. For purposes of this Agreement, "Technical Support Services" shall consist of:

            13.1.1 The right of VAR's Designated Employees to contact Nuance by telephone or e-mail and to consult with Nuance regarding the installation, functions and operation of the Software or Application;

            13.1.2 The right of VAR's Designated Employees to contact Nuance by telephone or e-mail to consult with Nuance regarding Errors in the Software or Application which Errors have been brought to Nuance's attention by VAR's Designated Employees;

            13.1.3 The right to obtain from Nuance certain Updates for the Software or Application which Updates are reasonably necessary to correct reproducible Errors which Errors have been brought to Nuance's attention by VAR's Designated Employees; or which provide improved or additional functions which are supplied to other VARs or End Users under a Technical Support Services agreement.

            13.1.4 The right to have Nuance use its commercially reasonable effort to promptly, thoroughly and competently correct Errors other than those described above which have been brought to Nuance's attention by VAR's Designated Employees.

     13.2   HOURS AND FACILITIES.

            13.2.1 BASIC TECHNICAL SUPPORT SERVICES. If VAR, on behalf of an End User, has elected to receive Basic Technical Support Services as indicated on an EXHIBIT F ("TECHNICAL SUPPORT SERVICES"), then VAR shall be entitled to receive Technical Support Services on behalf of the subject End User as described in SECTION 13.1 ("PROVISION OF TECHNICAL SUPPORT SERVICES") only between the hours of 8:30 a.m. and 6:00 p.m., Eastern Time.

            13.2.2 PREMIUM TECHNICAL SUPPORT SERVICES. If VAR, on behalf of an End User, has elected to receive Premium Technical Support Services as indicated by VAR's signature on an EXHIBIT F ("TECHNICAL SUPPORT SERVICES"), then VAR shall be entitled to receive Technical Support Services on behalf of the subject End User as described in SECTION 13.1 ("PROVISION OF TECHNICAL SUPPORT SERVICES") twenty-four (24) hours per day, seven (7) days a week.

     13.3 LIMITATIONS. VAR, on behalf of End User, must elect to receive Technical Support Services on either all or none of the Software, and may not elect to receive Technical Support Services on some Software and not on other Software. Nuance shall have no obligation to provide Technical Support Services for any Application (except as so provided under an EXHIBIT D "(PROFESSIONAL SERVICES")) any non-Nuance computer programs, technology or hardware, or any Software which is not within three Releases of the most recent Version or Release, or which was first delivered to VAR more than three years earlier (whichever is later) or for which Nuance has provided Updates which have not been applied to the Software for a period of

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more than one (1) year from the date of delivery thereof to VAR. Should VAR or
VAR's End User cancel Technical Support Services and subsequently desire to reinstate such Technical Support Services, VAR shall pay Nuance an amount equal to the unpaid Technical Support Services Fees that would have been due during the period in which Technical Support Services were canceled. Any failure of VAR to pay all Technical Support Service Fees as invoiced by Nuance, and not subject to good faith dispute, shall, at Nuance's sole option, immediately eliminate any obligation of Nuance to provide Technical Support Services hereunder.

     13.4 ADDITIONAL SERVICES. In the event that VAR desires to obtain from Nuance additional services with respect to the Software, or any services at all with respect to any Professional Services, Nuance agrees to negotiate in good faith for the provision of such services at rates no higher than Nuance's normal commercial rates, and subject to terms as may be agreed to by the parties and to be contained in an Exhibit to this Agreement.

     13.5 IN SERVICE DATA. Subject to agreement by VAR's End User, which (if granted) may require Nuance's execution of a non-disclosure agreement acceptable to VAR's End User, Nuance will be provided reasonable access to In-Service Data generated through the use of each Integrated System in which Software is installed. VAR shall use commercial best efforts to negotiate the right to obtain such In-Service Data, and/or clearly inform the End User in writing that denial of access to In-Service Data may result in the inability of Nuance to make essential improvements to the Software's functionality or recognition accuracy. In cases where the Specifications establish performance criteria which are predicated upon access to In-Service Data, VAR shall ensure that its own contract specifications with an End User clearly cite the requirement for In-Service Data as a condition of achieving such performance by the Software. Nuance may use this In-Service Data to train, refine, supplement or test its speech recognition and natural language understanding software, models and algorithms. The primary use of In-Service Data is to improve the performance of the Software for the End User. Additionally, resulting improvements to the Software may be used for the benefit of all users of the Software. Nuance may not use the content of any such data for any purpose other than that described in this section.

14. VAR SUPPORT OF END USERS. VAR hereby acknowledges and agrees that Nuance shall have no responsibility for providing service or assistance to End Users except as provided under EXHIBIT D ("PROFESSIONAL SERVICES"). VAR agrees that VAR shall not direct any End Users to contact Nuance directly for Technical Support Services.

15.  INDEMNITIES AND LIMITATION OF LIABILITY.

     15.1 INTELLECTUAL PROPERTY INDEMNITY. Nuance agrees to indemnify, defend and hold harmless VAR from any loss, costs, damages, and reasonable attorneys' fees resulting from or in connection with any claims or actions by third parties that the sublicensing or uses permitted hereunder of the Software as delivered by Nuance infringe any patent, copyright trademark, trade secret or other proprietary right of any third party, provided that VAR gives Nuance prompt written notice of each such claim, tenders to Nuance the defense or settlement of each such claim at Nuance's expense, and cooperates with Nuance, at Nuance's expense, in defending or settling each such claim. If Nuance receives notice of an alleged infringement, or if VAR's use of the Software shall be prevented by permanent injunction, Nuance may, at its sole option and expense, procure for VAR the right to continue using the Software as provided hereunder, modify the Software so that it is no longer infringing, or replace the Software with computer software of equal or superior functional capability or in the case of trademark infringement, instruct VAR to use an alternative trademark. THE RIGHTS GRANTED TO VAR

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UNDER THIS SECTION 15.1 ("INTELLECTUAL PROPERTY INDEMNITY") SHALL BE VAR'S SOLE
AND EXCLUSIVE REMEDY AND NUANCE'S SOLE OBLIGATION FOR ANY ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHT. NUANCE SHALL HAVE NO LIABILITY TO VAR OR ANY THIRD PARTY IF ANY ALLEGED INFRINGEMENT OR CLAIM OF INFRINGEMENT IS BASED UPON: (A) ANY "APPLICATION" OR MODIFIED "SOFTWARE"; (B) USE OF THE "SOFTWARE" IN CONNECTION OR IN COMBINATION WITH EQUIPMENT, DEVICES, OR SOFTWARE NOT PROVIDED BY NUANCE (IF SUCH INFRINGEMENT OR CLAIM COULD HAVE BEEN AVOIDED BY THE USE OF OTHER EQUIPMENT, DEVICES OR SOFTWARE), OTHER THAN FOR USE ON AN "INTEGRATED SYSTEM"; OR (C) THE USE OF "SOFTWARE" OTHER THAN AS PERMITTED UNDER THIS AGREEMENT OR NOT IN ACCORDANCE WITH THE SPECIFICATIONS OR USE OF OTHER THAN THE MOST CURRENT RELEASE OR VERSION OF THE "SOFTWARE" (IF SUCH CLAIM WOULD HAVE BEEN PREVENTED BY THE USE OF SUCH RELEASE OR VERSION).

     15.2 VAR INDEMNITY Without limiting Nuance's obligations under Section 15.1, VAR agrees to indemnify, defend and hold harmless Nuance from and against any losses, costs, or damages (including reasonable attorneys' fees) resulting from or in connection with any claims by third parties resulting from or in connection with the use, manufacture, or distribution of Integrated Systems by VAR and VAR's direct and indirect customers in any country, worldwide, provided that Nuance gives VAR prompt written notice of any such claim, tenders to VAR the defense or settlement of any such claim at VAR's expense, and cooperates with VAR, at VAR's expense, in defending or settling such claim.

     15.3 LIMITATION OF LIABILITY NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS OR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY IS INDEPENDENT OF ANY EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY SET FORTH IN THIS AGREEMENT.

16. TAXES. In addition to any other payments due under this Agreement, VAR agrees to pay, and to indemnify and hold Nuance harmless from, any sales, use, excise, import or export, value added or similar tax or duty not based on Nuance's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, and all governmental permit fees, license fees and customs and similar fees levied upon the delivery by Nuance of the Software, which Nuance may incur in respect of this Agreement.

17. GOVERNMENT END USERS. When Selling an Integrated System to a U.S. Government End User, VAR shall identify the Software in an Integrated System as a "commercial item," as that term is defined at 48 C.F.R. 2.101 (OCT 1995), and more specifically shall identify such item as "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (SEPT 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R.
227.7202-1 through 227.7202-4 (JUNE 1995), VAR will provide the Software in any Integrated System (including related documentation) to U.S.

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Government End Users: (A) only as a commercial end item; and (B) only pursuant to the End User License Agreement.

18. EXPORT CONTROL. The parties acknowledge that the manufacture and sale of the Software or Application is subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, as amended, and hereby agree to obey any and all such laws. The parties agree not to take any actions that would cause either party to violate the U.S. Foreign Corrupt Practices Act of 1997, as amended.

19. ESCROW AGREEMENT. Nuance and VAR agree to enter into an escrow agreement in the form attached hereto as EXHIBIT H and with an escrow agent reasonably acceptable to both parties. The escrow agreement shall provide for the deposit and maintenance of the source code for Nuance Products by Nuance and the release to VAR of the same in the event of a Release Condition. A "Release Condition" shall mean any of the following occurrences: (a) the filing by Nuance of a voluntary bankruptcy petition; (b) the filing of an involuntary bankruptcy petition against Nuance, which involuntary petition is not dismissed within ninety (90) days of its filing; (c) the dissolution of Nuance, where the rights and obligations of Nuance under this Agreement have not been assumed by a third party reasonably capable of carrying out such obligations; or (d) the failure of Nuance to carry on business in the ordinary course. Nuance shall pay all start-up, annual, renewal and other fees due to such escrow agent. Regardless of any release of source code, Nuance will not grant any right or license to VAR to modify or enhance the Nuance Products.

20. SURVIVAL AND ORDER OF PRECEDENCE. In the event of any expiration or termination of this Agreement, the provisions OF SECTION 1 ("DEFINITIONS"),
SECTION 6 ("CONFIDENTIAL INFORMATION"), SECTION 9 ("INVOICES AND PAYMENTS"),
SECTION 10 ("REPORTS AND RIGHT TO AUDIT"), SECTION 11.1 ("TERM"), SECTION 11.4 ("EFFECT"), SECTION 12 ("WARRANTY AND DISCLAIMER"), SECTION 14 ("VAR SUPPORT OF END USERS"), SECTION 15 ("INDEMNITIES AND LIMITATION OF LIABILITY"), SECTION 16 ("TAXES"), SECTION 20 ("SURVIVAL AND ORDER OF PRECEDENCE") and SECTION 21 ("GENERAL"), except SECTION 21.10, shall survive and shall continue to bind the parties. In the event of any conflict between the terms of this Agreement and the terms of any Exhibit, the terms of the Exhibit shall control.

21.  GENERAL.

     21.1 ARBITRATION. All disputes which by statute are not exclusively subject to court determination, shall be settled before a panel of three arbitrators meeting in Chicago, Illinois (unless the parties mutually agree to an alternate venue), in accordance with the Rules of the American Arbitration Association. The arbitrators shall have the powers of a California Court, including the power to order discovery and to issue legal or equitable remedies; their award shall be final and binding. Judgment thereon may be entered, confirmed and enforced in any court having jurisdiction of the party against whom enforcement is sought. For the purpose of confirming and/or enforcing the award of any proceedings, service pursuant to the notice provisions above shall be sufficient.

     21.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California without regard to conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

     21.3 ATTORNEYS' FEES. In the event any proceeding or lawsuit is brought by Nuance or VAR in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

     21.4 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement by VAR will cause Nuance irreparable damage for which recovery of money damages would be inadequate, and that Nuance shall therefore be entitled to obtain timely injunctive relief to protect Nuance's rights under this Agreement in addition to any and all remedies available at law.

     21.5 NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the parties at the addresses described on the Signature Page or such other address as either party may designate for itself in writing.

     21.4 NO AGENCY. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

     21.5 FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

     21.6 WAIVER. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     21.7 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     21.8 USE OF VAR'S NAME. VAR agrees that Nuance may use VAR's name and may disclose that VAR is a licensee of Nuance products in Nuance advertising, promotion and similar public disclosures with respect to the Software; provided, however, that such advertising, promotion or similar public disclosures shall not indicate that VAR in any way endorses any Nuance products. Nuance agrees that VAR may use Nuance's name and may disclose that Nuance is a licensor to VAR in VAR advertising, promotion and similar public disclosures with respect to the Software; provided, however, that such advertising, promotion or similar public disclosures shall not indicate that Nuance in any way endorses any VAR products.

     21.9 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

     21.10 ASSIGNMENT. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by that Party in whole or in part without the prior written approval of the other Party.

     21.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     21.12 ENTIRE AGREEMENT. This Agreement together with the Exhibits hereto completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. The terms of any shrink-wrap agreement accompanying any Software delivered by Nuance hereunder shall, to the extent inconsistent with the terms of this Agreement, have no effect whatsoever. This Agreement shall not be modified except by a subsequently dated written amendment or Exhibit signed on behalf of Nuance and VAR by their duly authorized representatives.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                 EXHIBIT A-__
                                   SOFTWARE

The following Software is subject to the Software License granted pursuant to the Agreement, and all of the terms and conditions therein, as specifically licensed in an executed Exhibit B ("Full Use License") or Exhibit C ("Limited Use License") and applicable Purchase Order. Additional Nuance Software may be added to the following list by mutual agreement of the parties:

                                              List Price Per Copy (U.S. Dollars)
                                              ---------------------------------
     Product Name                                [***]              [***]
     ------------                             -------------     ---------------
     [***]                                     $[***]            $[***]

                                               $[***]            $[***]




                                               $[***]            $[***]

                                               $[***]             [***]



                                               $[***]            $[***]

                                               $[***]            $[***]


                                               $[***]            $[***]


The [***] fee [***] is calculated at [***]% of the total list price license fees paid by the customer for the [***] subject to the following limits:

                                     [***]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Additional Terms:

     1. The Nuance Developer's Toolkit may be used solely for application development and system prototyping. It may not be used in an operational environment.

     2. Sales of the Nuance U.S. Stocks & Mutual Funds Grammar Update Service do not accrue to the Reseller Discount Table specified in SECTION 9.1.5.

     3. All Nuance Products designated as Grammars or applications must be used solely in connection with the Nuance RecServer.

     4.   Prices are subject to change, subject to the provisions of Section
          9.1.7 of the Agreement. VAR shall have [***] days from the announcement of a price change by Nuance to implement such change. Except by written agreement, Nuance will not accept Purchase Orders that fail to reflect the subject price change after the 90 day implementation period has passed.

     5. Nuance agrees to make available to VAR all Software that is released as a generally available product to other Nuance vars or end user customers. Such Software will be made available at its commercial list price less VAR discount at the general availability date offered to other Nuance vars or end user customers.

     6. Nuance agrees that for existing customers of VAR, and for prospective customers of VAR for whom proposals are outstanding from VAR prior to March 1, 1998, that the list price of $[***] may be offered through December 31, 1999. VAR agrees to provide to Nuance by March 31, 1998, a list of all such customers and prospective customers for whom proposals were outstanding prior to March 1, 1998.

Any Software License granted by execution of an Exhibit B ("Full Use License") or Exhibit C ("Limited Use License") and applicable Purchase Order or the Test and Integration License shall be valid only when the Software is used as part of an Integrated System, which shall include as a minimum: for Full Use Licenses, Periphonics commercially available Interactive Voice Response Systems (hardware and software, including all system options and features) and the Nuance Software; and in the case of Limited Use Licenses, Periphonics commercially available Interactive Voice Response Systems (hardware and software, including all system options and features), the Periphonics application described in Exhibit C, and the Nuance Software.

                                 EXHIBIT B-__
                               FULL USE LICENSE

Nuance grants to VAR a Full Use License to the Software under the terms and conditions of the Agreement for the number of copies ordered pursuant to a Purchase Order accepted by Nuance and attached as a Schedule hereto (each such Purchase Order to be attached sequentially as Schedule B-1-_). This Full Use License is only valid for the number of copies of the Software ordered by VAR pursuant to a Purchase Order accepted by Nuance and for use in an Integrated System. No other license to the Software is granted and any unauthorized copying or access to the Software not specifically licensed herein is strictly prohibited.

NUANCE COMMUNICATIONS                    [VAR]

By:____________________________          By:______________________________

Title:_________________________          Title:___________________________

Date:__________________________          Date:____________________________

                                 EXHIBIT C-__
                              LIMITED USE LICENSE

If so indicated by VAR's and Nuance's initials on the Signature Page and signatures hereon, and subject to VAR's obligations hereunder including without limitation VAR's payment of Software License Fees, VAR shall be granted an Limited Use License as follows:

DESCRIPTION OF SOFTWARE BY NAME, FORMAT AND EXHIBIT
---------------------------------------------------



AUTHORIZED GRAMMAR VOLUME:
-------------------------



AUTHORIZED PORT VOLUME:
----------------------



DESCRIPTION OF INTEGRATED SYSTEM:
--------------------------------



NUANCE COMMUNICATIONS                    [VAR]


By:_______________________________       By:_________________________________

Title:____________________________       Title:______________________________

Date:_____________________________       Date:_______________________________

                                   EXHIBIT D

                             PROFESSIONAL SERVICES

Nuance and VAR agree that when Nuance Professional Services are desired by VAR that an Exhibit D will be completed for each project or service. Each Exhibit D shall include but not be limited to the following terms: scope of effort, schedule for deliverables, acceptance criteria and payment terms.

NUANCE COMMUNICATIONS                    [VAR]

By:______________________________        By:________________________________

Title:___________________________        Title:_____________________________

Date:____________________________        Date:______________________________

                                   EXHIBIT E
                                 MINIMUM TERMS

VAR shall ensure that its End Users are not provided Software unless such End Users first do one of the following:

(a) sign VAR's own software license agreement (or modifications thereto), and VAR's standard order forms (such as a VAR's "Schedule A" form), containing terms which substantially communicate the below stipulations with respect to the Software which is licensed to VAR by Nuance and relicensed by VAR to its End Users under this Agreement; or,

(b) provide a purchase order or similar signed written agreement to VAR, referencing a proposal issued by VAR which substantially communicates the below stipulations with respect to the Software which is licensed to VAR by Nuance and relicensed by VAR to its End Users under this Agreement.

In either of the above cases, VAR shall ensure that the applicable agreement is fully enforceable in all jurisdictions in which the Integrated System is Sold. All sublicenses of the Software shall be non-transferable unless the party to whom an End User wishes to transfer such license agrees to be bound by the terms of the original End User License Agreement.

The parties agree that as a condition of the rights and licenses granted by Nuance hereunder, each End User License shall contain, at a minimum, substantially the following terms, allowing reasonable modifications to keep consistent terminology and without materially changing the associated meaning:

1. End User accepts a non-exclusive, non-transferable license to use the Software that End User obtains from VAR under the Agreement, as follows:

     i. to use the Software solely for End User's own internal business operations on the Integrated System or on a backup system, up to any applicable number of designated users or other limitation (if any limitation applies). End User shall not have the right to manufacture, sell, or otherwise commercially exploit, except in support of End User's own internal business operations, any product, system, or service based in whole or in part on the Software. End User agrees it will not sublicense, transfer, pledge, lease, rent, or share its rights under this Agreement;

     ii. to use the Documentation provided with the Software in support of End User's authorized use of the Software;

     iii. to copy the Software for archival or backup purposes; no other copies shall be made without Nuance's prior written consent. End User may use the Software on a single backup Integrated System if the production Integrated System for which they were acquired is rendered inoperable. Under no circumstances shall End User use the Software on the production Integrated System and the backup Integrated System simultaneously. End User agrees not to alter, change, or remove from the Software any identifications, including copyright and trademark notices, and further agrees to place such markings on any copies of the Software. All archival and backup copies of the Software are subject to the terms of this Agreement.

End User shall not copy or use the Software (including the Documentation) except as otherwise specified in the End User license.

2. Nuance shall retain all right, title and interest in the Software, including patent, copyright, trade secret, and trademark rights. Except as otherwise expressly stated in the End User agreement, End User does not acquire any rights, express or implied, in the Software.

3. End User shall not cause or permit the reverse engineering, decompilation, disassembly or other translation of the Software.

4. Foreign Government Agreements. VAR shall take all reasonable steps in making proposals and agreements with foreign governments other than the United States which involve the Software and related documentation to ensure that Nuance's proprietary rights in such Software and related documentation receive the maximum protection available from such foreign government for commercial computer software and related documentation developed at private expense.

5. Third Party Beneficiary. VAR shall ensure that each End User agrees that Nuance is a third-party beneficiary to the End User License Agreement. Such provisions are made expressly for the benefit of Nuance and are enforceable by Nuance in addition to VAR.

6. No Warranty. The End User shall agree that VAR'S SUPPLIERS DO NOT MAKE OR PASS ON TO END USER OR ANY OTHER THIRD PARTY, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTY OR REPRESENTATION ON BEHALF OF NUANCE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Limitation of Liability. The End User shall agree that IN NO EVENT SHALL VAR'S SUPPLIERS BE LIABLE TO END USER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, REGARDLESS OF HOW ARISING, REGARDLESS OF THE CAUSE OF ACTION, IN TORT, CONTRACT OR OTHERWISE, AND REGARDLESS OF WHETHER ADVISED BEFOREHAND OF THE POSSIBILITY OF SUCH DAMAGES.

8. In-Service Data. Subject to the right of the End User to waive, in writing, Nuance's right to the In-Service Data, the End User shall provide Nuance with reasonable access to all In-Service Data generated through the use of each Integrated System in which the Software is installed. Any such written waiver shall include all of the terms described in Subsection 13.5 ("In Service Data").

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                 EXHIBIT F-__
                          TECHNICAL SUPPORT SERVICES

DESCRIPTION OF TECHNICAL SUPPORT SERVICES
-----------------------------------------

Responsibilities of Nuance and VAR:

     VAR shall be responsible for providing Level 1 and Level 2 Technical Support Services to End Users. Level 1 Technical Support Services means receipt of all calls from End Users for such services and the determination of the issue causing the condition reported by the end user. Level 2 Technical Support Services means resolving any End User issue caused by a defect in the Software when Nuance has provided electronic notice of the defect and the needed support action to VAR's Designated Personnel.

     Nuance shall be responsible for Level 3 Support to VAR. Level 3 Technical Support Services means the creation of modifications to the Software which enable the temporary or permanent resolution of a defect in the Software for which a resolution has not been electronically distributed to VAR's Designated Personnel.

     Nuance shall provide telephone hot line support to VAR's Designated Personnel for delivery of Technical Support Services. Nuance's telephone hot line shall be staffed by technical personnel with a detailed, working knowledge of the Software.

     VAR shall provide Designated Employees who have been trained on the Software and who are experienced in providing Technical Support Services to End Users.

Basic Level Support ("Basic Technical Support Services"):

     Nuance will provide Technical Support Services to Designated Employees of VAR on behalf of End Users who have signed Technical Support Agreements with VAR for Basic Level Technical Support Services. Such End User Technical Support Services agreements shall provide for service during a nine hour period between 7:30am and 5:30pm local time for the End User.

Premium Level Support ("Premium Technical Support Services"):

     Nuance will provide Technical Support Services to Designated Employees of VAR on behalf of End Users who have signed Technical Support Agreements with VAR for Premium Level Technical Support Services. Such End User Technical Support Services agreements shall provide for service twenty-four (24) hours per day, seven (7) days per week.

Technical Support Services Fees:

     Basic Level Technical Support Services fees are equal to [***]% per year of the license fee for all Software installed at the End User.

     Premium Level Technical Support Services fees are equal to [***]% per year of the license fee for all Software installed at the End User.

Determination of Defect Severity and Response Times:

     Upon receipt of a request for Level 3 Technical Support Services from Designated Employees of VAR, Nuance and VAR's Designated Employees will agree to the Severity of the specific defect and associated Nuance Response Times as defined below:

     Severity

Severity 1 shall mean an incident in which the defect in the Software has created a situation in which the End User is unable to do productive work.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Severity 2 shall mean that a major function of the Software is unusable and no known resolution is available that is mutually acceptable to Nuance and VAR, but that the user is able to do some production work.

Severity 3 shall mean that there is a loss of function in the Software that does not seriously affect the End User's operations or schedules. Any defect which was originally reported as Severity 1 or Severity 2, but which has been temporarily resolved by a mutually acceptable temporary resolution, shall be reduced to Severity 3 at the time the temporary resolution has been electronically distributed to VAR,

Severity 4 shall mean all other defects in the Software other than those falling within the categories above.

Severity 5 as used herein shall mean requested enhancements to the product.

     Response Times Objectives for Acknowledging Incident

Upon receiving notice from Designated Employees of VAR of a defect in the Software, Nuance shall acknowledge receipt of such notice. Such acknowledgment shall contain a unique number identifying the particular incident for tracking purposes. Nuance shall provide VAR with a periodic status update for any defect reported by VAR identifying each defect by the tracking number assigned to it by Nuance. Each defect reported by VAR shall remain open until closure is agreed between Nuance and VAR.

Nuance will acknowledge requests from VAR for Technical Support Services as follows:

          Severity 1 or 2 - less than [***]

          Severity 3 through 5 - within [***].

     Response Time Objectives for Resolution of Incident Nuance shall make reasonable commercial efforts to provide a work-around or resolution for the reported defect in the Software in conformance with the following objectives:

          Severity 1: within [***] of receipt of notice of the defect from VAR.

          Severity 2: within [***] of receipt of notice of the defect from VAR.

          Severity 3, 4, or 5: resolved in a future release of the product

Defect Report Form

     Nuance and VAR agree to define a Defect Report Form that is mutually acceptable and which, as revised or replaced from time to time, shall be the means used for the transfer of information defining suspected defects for resolution. Nuance shall provide VAR with an electronic mail address for receipt of above forms. Notwithstanding the foregoing, in case of a Severity 1 or Severity 2 incident attributable to the Software, VAR's Designated Personnel may request Technical Support Services through the telephone hot-line. VAR shall be provided reasonable access to Nuance's defect database to review the status of defects related to the Software.

On-Site Assistance

     Upon VAR's request and subject to availability, Nuance may furnish qualified personnel for on-site assistance to VAR and/or Sub-licensees to resolve defects in the Software. In such event, VAR shall pay Nuance at its then current time and materials rates for the time of required personnel and reimburse Nuance for reasonable travel and living expenses of such personnel incurred in rendering the requested assistance; provided, however, that Nuance shall not be entitled to payment for the time of its personnel if such assistance is required to resolve a Severity 1 defect in the Software and such defect cannot otherwise be reasonable resolved in a timely manner.

Termination of Support for Products Listed on Exhibit A

     In the event that Nuance should terminate support for a specific version or release of a Nuance product listed in Exhibit A, Nuance's support obligations to VAR with respect to that product shall terminate at the same time such support is terminated for other Resellers or Nuance's end users and subject to the same notice period. In addition, Nuance agrees to support the three previous Releases of any Nuance product listed in Exhibit A (and licensed to VAR) or all Releases licensed to VAR within any three year period, whichever is later, as current under the terms of this Agreement (e.g. upon release of release 6.3 of the Nuance RecServer, support for release 6.0 and its minor releases, 6.0.1, etc., may be terminated.

Miscellaneous Nuance Obligations

Nuance shall provide VAR's Designated Employees initial training in the installation, maintenance, and operation of the Software.

If a major release or upgrade of any product listed on Exhibit A is made available for which additional training becomes available, Nuance shall promptly notify VAR, and as requested by VAR, enroll for up to two (2) Designated Employees in the next available training course subject to prior enrollment commitments. Such training shall be made available within 30 days of the availability of the new release, if possible. The training will be of sufficient detail to allow VAR's Designated Employees to each their co-workers as appropriate and will include reproducible course materials.

Nuance will make available to VAR all Nuance tools that are commercially available to other Value Added Resellers. Tools may be for use in deployment, configuration, and performance improvement the Software. Nuance will also provide VAR with reasonable support, under terms to be agreed, in VAR's efforts to develop its capability to provide call script design, recognition grammar development, and in-service application debugging and tuning.

                                      3.

NUANCE COMMUNICATIONS                    [VAR]

By:___________________________           By:______________________________

Title:________________________           Title:___________________________

Date:_________________________           Date:____________________________

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                            SCHEDULE 1 TO EXHIBIT F

                           TECHNICAL SUPPORT SERVICES
                                  FEE SCHEDULE

The Fees for Technical Support Services provided pursuant to the Agreement, EXHIBIT F ("TECHNICAL SUPPORT SERVICES"), and any applicable Purchase Order shall be as follows:

For Basic Technical Support Services:    [***]% of Software List Price

For Premium Technical Support Services:  [***]% of Software List Price

For the purposes of this Agreement, if VAR elects to receive Basic Technical Support Services, there will be [***]. If VAR elects not to receive Technical Support Services, [***]. If VAR elects to receive Premium Technical Support Services, [***].

                                   EXHIBIT G
                               NUANCE TRADEMARKS

The following trademarks and respective notices are subject to the terms of the Agreement, specifically Section 3.5 ("Trademark License"), and shall be used in accordance therewith in conjunction with an applicable Software License:

               (1) "Nuance Communications" TM is a trademark of Nuance Communications.

               (2) "RecClient TM and RecServer TM" are trademarks of Nuance Communications.

               (3) "Conversational Transactions" TM is a trademark of Nuance Communications.

               (4) "Nuance BillPayer" TM is a trademark of Nuance
               Communications.

Such other symbols and notices as may be prescribed by Nuance from time to time.

                                   EXHIBIT H

                                                 AGREEMENT NO. _________________
                                            REFERENCE P.O. NO. _________________

                                  ORDER FORM
                                  ----------

This Order is placed by VAR under the Definitive Agreement dated _____________. The Agreement is incorporated by reference as though set forth in full herein. The effective date of this Order shall be _____________________.

SOFTWARE
--------

QUANTITY    PRODUCT        MACHINE      MACHINE     PRICE   TYPE     CUSTOMER      NUMBER OF
                           IDENTIFIERS  NAME(S)     (PER    OF       APPLICATION   PORTS (IF
                                                    COPY)   LICENSE  (IF           APPLICABLE)
                                                                     APPLICABLE)
            V6.0
            Developer's
            Toolkit

            V6.0 Run-
            time Server
            License

            V6.0 Run-
            time Client
            License


SERVICES
--------

QUANTITY    SERVICE      MACHINE        MACHINE     PRICE   LICENSE  CUSTOMER      NUMBER
                         IDENTIFIER(S)  NAME(S)     (PER    TYPE     APPLICATION   OF PORTS
                                                    COPY)            (IF
                                                                     APPLICABLE)
            Technical
            Support-
            Nuance
            Toolkit

            Technical
            Support-
            Runtime
            Server
            Software

            Technical
            Support-
            Runtime
            Client
            Software

LOCATION FOR SOFTWARE INSTALLATION          CONTACT INFORMATION
----------------------------------          -------------------
                                            Technical Contact Person:

___________________________________         ___________________________________
                                            Title:

___________________________________         ___________________________________
                                            Phone Number:

___________________________________         ___________________________________
SPECIFICATION REFERENCE NO./DATE:           E-mail:
DATE DELIVERY REQUIRED:                     ___________________________________


IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NUANCE COMMUNICATIONS                       VAR

Authorized Signature:__________________     Authorized
Signature:______________________

Printed Name:__________________________     Printed
Name:______________________________

Title:_________________________________
                                            Title:____________________________

                                 EXHIBIT I-___
                                   AMENDMENT

Notwithstanding anything to the contrary in this Agreement, the terms contained in this EXHIBIT I ("AMENDMENT") shall be in addition to any other terms of the Agreement, and shall supersede and take precedence over any conflicting terms therein. Except as expressly modified by this EXHIBIT I ("AMENDMENT"), all terms of this Agreement shall survive, and shall continue to bind the parties:

                                   EXHIBIT J

                   CUSTOMER SPECIFIC ACCEPTANCE REQUIREMENTS

Nuance and VAR agree that the following customer specific acceptance requirements shall apply to the Software in accordance with the Agreement and this EXHIBIT J.

NUANCE COMMUNICATIONS                    [VAR]


By:______________________________        By:_________________________________

Title:___________________________        Title:______________________________

Date:____________________________        Date:_______________________________

                                 EXHIBIT K-__
                                    ESCROW

                         SOURCE CODE ESCROW AGREEMENT

     THIS SOURCE CODE ESCROW AGREEMENT ("Escrow Agreement") is entered into as of this ____ day of _________, 199_ (the "Effective Date") between NUANCE COMMUNICATIONS, a California corporation having a place of business at 1380 Willow Road, Menlo Park, CA 94025 ("Nuance"), and __________________________, a
_______________ corporation having a place of business at ____
_________________________________ ("VAR"), and __________________________, a
____________ corporation having a place of business at _____
___________________________________("Escrow Agent").

                                   RECITALS

     A. Concurrent with the execution of this Escrow Agreement, VAR and Nuance are entering into a Value-Added Reseller Agreement (the "VAR Agreement") pursuant to which Nuance has licensed to VAR certain rights with respect to the Software (as defined in the VAR Agreement);

     B. Nuance and VAR now wish to enter into an escrow agreement which provides for Nuance's deposit of the source code of the Software and related materials with an escrow agent reasonably satisfactory to VAR and Nuance, and further that, under circumstances to be specified in this Escrow Agreement, VAR may obtain the foregoing materials from the Escrow Agent solely for the purpose of maintaining and supporting properly licensed end users of the Nuance Software.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged and in consideration of the promises, mutual covenants and conditions contained herein, the parties agree as follows:

                                   AGREEMENT

     1.   DEFINITION OF ESCROW MATERIALS. The escrow materials ("Escrow
          ------------------------------
Materials") to be stored by the Escrow Agent consist of one full copy of the source code and related documents which pertain to the Software and which are reasonably necessary to enable a software engineer of ordinary skill to diagnose and correct Errors in the Software. The Escrow Materials shall also include any Updates of the Software created by Nuance and deliverable to VAR pursuant to
SECTION 13 ("TECHNICAL SUPPORT SERVICES") of the VAR Agreement.

     2.   DEPOSIT. Within sixty (60) days of Nuance's delivery to VAR of the
          -------
Software in accordance with SECTION 4 ("DELIVERY AND ACCEPTANCE") of the VAR Agreement, Nuance shall deliver (or shall have already delivered) to the Escrow Agent a sealed package certified by an authorized officer of Nuance to contain a complete set of the Escrow Materials as defined in PARAGRAPH 1 ("Definition of Escrow Materials") hereof, for such Software. Each deposit of the source code for Software shall constitute a "Deposit".

     3.   RECEIPT BY ESCROW AGENT. Nuance shall furnish to the Escrow Agent a
          -----------------------
packing list in triplicate describing each Deposit made hereunder. The Escrow Agent shall issue a receipt for each Deposit received and forward copies of such receipts and packing lists to both VAR and Nuance.

     4.   STORAGE OF MATERIALS; INSPECTION. The Escrow Agent shall establish
          --------------------------------
under its control a receptacle for the purpose of storing the Escrow Materials in safekeeping in an appropriate physical facility and shall allow the inspection of the Escrow Materials only upon written authorization from Nuance or as otherwise directed by a final order of a court of competent jurisdiction; provided, however, that VAR shall be entitled to not more than one inspection in any calendar year, and Nuance must be given at least

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ten (10) days' written notice prior to such inspection. Any such inspection shall be in the presence of an authorized representative of Escrow Agent and Nuance shall have the right to attend such inspection, at its option. Access to the Escrow Materials shall be permitted to authorized representatives of Escrow Agent to the extent necessary for Escrow Agent to perform its obligations pursuant to this Escrow Agreement.

     5.   RECORDS. The Escrow Agent agrees to keep complete written records of
          -------
the activities undertaken, and materials prepared and delivered to Escrow Agent (including all Deposits), pursuant to this Escrow Agreement. Nuance or VAR shall be entitled at reasonable times, during normal business hours, and upon reasonable notice to Escrow Agent, during the term of this Escrow Agreement to inspect the records of Escrow Agent with respect to the Escrow Materials. Nuance shall be entitled upon reasonable notice to Escrow Agent and during normal business hours to inspect the facilities of Escrow Agent with respect to the physical status and condition of the Escrow Materials.

     6.   TERM. This Escrow Agreement shall remain in effect so long as the VAR
          ----
Agreement is in effect. Upon expiration of this Agreement or the VAR Agreement, the portion, if any, of the Escrow Materials not previously withdrawn by VAR in accordance with the terms hereof, shall be redelivered to Nuance and this Agreement shall thereupon terminate.

     7.   RELEASE EVENTS. The following events ("Release Events") shall
          --------------
constitute events of default by Nuance which give VAR the right to receive for its own and sole use only, a single copy of the Escrow Materials from the Escrow Agent pursuant to PARAGRAPH 8 ("Delivery of Escrow Materials to VAR") hereof:

          (A) [***]
          (B) [***]


     8.   DELIVERY OF ESCROW MATERIALS TO VAR.
          -----------------------------------

          (a) Upon the occurrence of either of the Release Events described in PARAGRAPH 7 ("Release Events") hereof, Escrow Agent agrees and is hereby specifically authorized to provide the Escrow Materials to VAR upon written request by VAR. Prior to delivery of the Escrow Materials, (i) VAR must have given written notice to Escrow Agent of the occurrence of a Release Event, which notice shall specify the nature of such Release Event; (ii) Escrow Agent must have transmitted a copy of the VAR notice to Nuance; and (iii) within twenty
(20) days after receipt of the VAR notice from Escrow Agent, Nuance must have failed to notify Escrow Agent in writing that Nuance disputes VAR's notice.

          (b) If Nuance disputes VAR's notice of default, then within thirty
(30) days subsequent to VAR's notice, Nuance must file with Escrow Agent an affidavit executed by an authorized representative of Nuance stating that no such Release Event has occurred or that the Release Event has been cured. If Nuance fails to file such an affidavit, then Escrow Agent shall deliver the relevant Escrow Materials in accordance with the instructions of VAR. If Nuance files an affidavit disputing VAR's claim that a Release Event has occurred, then Escrow Agent shall not deliver the Escrow Materials to either VAR or Nuance until directed to do so by Nuance and VAR jointly or by an arbitrator, or until Escrow Agent is ordered to do so by a final order of a court of competent jurisdiction, and upon such delivery this Escrow Agreement shall terminate with respect to the Escrow Materials so delivered.

          (c) Except as provided in PARAGRAPH 8(D) below, any dispute concerning the delivery of any or all of the Escrow Materials to VAR by Escrow Agent shall be settled by arbitration, to take place in Santa Clara or San Francisco County, California, within thirty (30) days following Nuance's delivery of an affidavit to Escrow Agent pursuant to PARAGRAPH 8(B) above, in accordance with the then-prevailing rules of the American Arbitration Association. Depositions may be taken and discovery obtained in any such arbitration proceedings in accordance with California Code of Civil Procedure ("CCP") Section 1283.05, which is incorporated herein by this reference in accordance with the provisions of CCP
Section 1283.1(b). The limitations on subject matter set forth in CCP Section 1283.1 shall be of no force and effect herein. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          (d) Notwithstanding PARAGRAPH 8(C) above, either party shall have the right to obtain a preliminary judgment on any equitable claim in any court of competent jurisdiction, where such judgment is necessary to preserve property and/or proprietary rights under this Escrow Agreement. Such judgment shall remain effective as long as the terms of the judgment so provide, or until specifically superseded by the action of the arbitrator(s) as provided in PARAGRAPH 8(C) above.

     9.   LICENSE GRANT FOR USE OF ESCROW MATERIALS; CONFIDENTIALITY; LIABILITY
          ---------------------------------------------------------------------
FOR DISCLOSURE.
--------------

          (a) If, and only if, the Escrow Materials are released to VAR pursuant to PARAGRAPH 8 ("Delivery of Escrow Materials to VAR") hereof, Nuance hereby grants VAR the right to use such Escrow Materials solely for the purpose of maintaining object code versions of the Software for VAR's existing customers as of the date the VAR Agreement terminates in accordance with SECTION 9 ("TERM AND TERMINATION") of such Agreement, and for no other reason whatsoever.

          (b) VAR acknowledges and agrees that use of the Escrow Materials is furnished to VAR on a confidential and secret basis for the sole and exclusive use of VAR, and not for sale, sublicense or disclosure to third parties. In the event that VAR obtains the Escrow Materials pursuant to the terms hereof, VAR agrees that it will not (1) publish, disclose or otherwise divulge the Escrow Materials to any person, except officers or employees of VAR who have entered into commercially reasonable non-disclosure agreements and need access to the Escrow Materials to perform their duties, at any time, either during the term or after the termination of this Escrow Agreement, nor (2) permit its officers or employees to so divulge any Escrow Materials, without the prior written consent of an officer of Nuance. Upon receipt of the Escrow Materials, VAR may make one
(1) machine-readable copy of the Escrow Materials solely for backup and archival purposes. VAR agrees to reproduce and include all copyright and other proprietary notices appearing in or on any and all Escrow Materials provided to VAR by Nuance or Escrow Agent on any copy of the Escrow Materials made by VAR.

          (c) VAR agrees to take all necessary steps to prevent unauthorized disclosure of the Escrow Materials, including but not limited to the following:

              (1) The building in which VAR uses the Escrow Materials shall have access restricted to VAR employees and third party agents twenty-four (24) hours a day;

              (2) The Escrow Materials shall be used only in a location within such building to which access is further restricted to persons authorized to use the Escrow Materials;

               (3) VAR shall prevent telephone, fax, e-mail or other remote access to the Escrow Materials in such location from other locations;

               (4) The Escrow Materials shall be installed only on a single computer system which is password protected and not connected to any other computer or printer; further, all Escrow Materials files will be password protected.

          (d) VAR shall be liable to Nuance for all direct and indirect, consequential, special and incidental damages resulting from any unauthorized use or disclosure of the Escrow Materials. To the extent, if any, this Paragraph 9(d) is inconsistent or conflicts with any provision of the VAR Agreement, this Paragraph 9(d) shall be controlling.

          (e) The obligations of this PARAGRAPH 9 ("License Grant for Use of Escrow Materials; Confidentiality; Liability for Disclosure") hereof shall survive any termination or expiration of this Agreement.

     10.  DELIVERY SITE. Delivery of the Escrow Materials to VAR, or return of
          -------------
the Escrow Materials to Nuance, shall be at the offices of the Escrow Agent at ______________, unless special delivery instructions concerning delivery elsewhere are furnished to the Escrow Agent by the party authorized hereunder to receive the Escrow Materials.

     11.  OBLIGATIONS OF ESCROW AGENT. The Escrow Agent shall be responsible
          ---------------------------
only for the acceptance, storage, and delivery of the Escrow Materials in accordance with the terms of this Escrow Agreement and for the exercise of due diligence in accordance with the high level of care accorded fiduciary obligations; shall have no obligation or responsibility to verify or determine that the Escrow Materials deposited with Escrow Agent by Nuance do, in fact, consist of those items which Nuance is obligated to deliver under this Escrow Agreement; shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency, or accuracy of the Escrow Materials; and shall be entitled to act in good faith reliance upon any written instruction, instrument, or signature believed in good faith to be genuine and to assume in good faith that any person purporting to give any writing, notice, advice, or written instruction in connection with, or relating to, this Escrow Agreement has been duly authorized to do so.

     If Escrow Agent is uncertain of its duties or rights hereunder, it will refrain from taking any action other than to safely retain the Escrow Materials until it is directed otherwise in writing by Nuance and VAR jointly or by final order of an arbitrator or a court of competent jurisdiction. Except as expressly provided in this Escrow Agreement, Escrow Agent agrees that it will not divulge or disclose or otherwise make available to third parties whatsoever, or make any use whatsoever, of the Escrow Materials, or any information deposited with it by Nuance in connection with this Escrow Agreement, without the express prior written consent of Nuance.

     12.  INDEMNITY. Nuance and VAR jointly and severally agree to defend and
          ---------
indemnify Escrow Agent and to hold Escrow Agent harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and any other expense of any other nature, including, without limitation, settlement costs incurred by Escrow Agent on account of any good faith act or omission of Escrow Agent, in respect of, or with regard to, this Escrow Agreement except as to the obligations of Escrow Agent specified in PARAGRAPHS 4 ("Storage of Materials; Inspection") and 11 ("Obligations of Escrow Agent") hereof.

     13.  COMPENSATION. The Escrow Agent shall be compensated as set forth on
          ------------
Schedule 1 ("Payment Schedule") attached hereto. The payments set forth in
----------
Schedule 1 are for Escrow Agent's ordinary services as escrow
----------
holder. In the event Escrow Agent is required to perform any additional or extraordinary services as a result of being escrow holder, including intervention in any litigation or proceeding, Escrow Agent shall receive, upon prior written approval of the parties responsible for payment of Escrow Agent's expenses, reasonable compensation for such services and be reimbursed for such costs incurred, including reasonable attorneys' fees. All costs and expenses for establishing and maintaining the escrow including but not limited to Escrow Agent's compensation and expenses shall be borne by Nuance.

     14.  DISCHARGE OF ESCROW AGENT. Escrow Agent may resign and be discharged
          -------------------------
from its duties or obligations hereunder by giving notice in writing of such resignation to Nuance and VAR specifying a date when such resignation shall take effect, which date shall be at least sixty (60) days after the date of receipt of such notice. Prior to the effective date of such resignation, with the prior written consent of VAR, which shall not be unreasonably withheld, Nuance shall arrange for the services of a new escrow agent, and Nuance and VAR agree to execute and deliver another escrow agreement with such new escrow agent having substantially the same terms as this Escrow Agreement. Upon Nuance notifying Escrow Agent of the name and address of the new escrow agent, Escrow Agent agrees to forward the Escrow Materials to such new escrow agent provided that Escrow Agent has received payment pursuant to PARAGRAPH 13 ("Compensation").

     15.  MODIFICATION. These escrow instructions are irrevocable except as they
          ------------
may be revoked or modified by written consent of VAR, Nuance and the Escrow Agent, jointly.

     16.  GOVERNING LAW. This Escrow Agreement shall be construed and
          -------------
interpreted in accordance with the laws of the State of California excluding the application of principles of conflict of laws. Subject to the provisions of SUBPARAGRAPH 8(C), the State and Federal Courts located in Santa Clara or San Francisco County shall have sole and exclusive jurisdiction over any dispute arising hereunder.

     17.  NOTICE. All notices required by this Escrow Agreement shall be
          ------
sufficiently given:

          (a) upon delivery, if given in person with a signed receipt;

          (b) if given by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or

          (c) if given by registered or certified mail (air mail if international), postage prepaid, return receipt requested, five days after deposit in the mail in accordance with the provisions hereof. All such notices shall be addressed as follows:

              IF TO VAR:

              IF TO NUANCE:

              President
              Nuance Communications
              1380 Willow Road
              Menlo Park, CA 94025

              IF TO ESCROW AGENT:

or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this PARAGRAPH 17 ("Notice").

     18.  SEVERABILITY. In the event that any provision of this Escrow Agreement
          ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court or arbitration decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     19.  WAIVER. The failure of any party hereto to require performance by
          ------
another party of any provision hereof shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision hereof by any other party be taken or held to be a waiver of the provision itself.

     20.  COUNTERPARTS. This Escrow Agreement may be executed in counterparts,
          ------------
each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     21.  SURVIVAL. The following provisions shall survive any termination of
          --------
this Agreement or partial termination of this Agreement with respect to a portion of the Escrow Materials delivered pursuant to PARAGRAPH 8 ("Delivery of Escrow Materials to VAR"): PARAGRAPHS 9 ("License Grant for Use of Escrow Materials; Confidentiality; Liability for Disclosure"), 12 ("Indemnity"), 16 ("Governing Law"), 17 ("Notice"), 18 ("Severability"), 19 ("Waiver"), 20 ("Counterparts") and 22 ("Entire Agreement").

     22.  ENTIRE AGREEMENT. This Escrow Agreement, together with any schedule
          ----------------
hereto, and the VAR Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof. This Escrow Agreement supersedes oral, written or other communications concerning the subject matter of this Escrow Agreement, and shall not be altered, amended, or modified except in a writing signed by the duly authorized officers of each party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date and year hereinafter written.

NUANCE COMMUNICATIONS                    VAR:

By:_______________________________       By:________________________________

Title:____________________________       Title:_____________________________

Date:_____________________________       Date:______________________________



ESCROW AGENT:

[NAME]

By:________________________________________

Title:_____________________________________

Date:______________________________________